ARTICLES SUPPLEMENTARY
RAIT FINANCIAL TRUST
Reclassification of unclassified preferred shares of beneficial interest
(par value $0.01 per share)

RAIT Financial Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“MSDAT”) that:

FIRST: Under the authority set forth in Article VI Section 3 of the Declaration of Trust of the Trust (which, as amended, restated or supplemented from time to time, including as supplemented herein, is herein called the “Declaration of Trust”), the Board of Trustees of the Trust (the “Board of Trustees”) by resolution adopted on May 1, 2012, designated and classified 5,760,000 unclassified preferred shares of beneficial interest, par value $0.01 per share, of the Trust as 2,000,000 shares of 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series A Preferred Shares”), par value $0.01 per share, 2,000,000 shares of 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series B Preferred Shares”), par value $0.01 per share, and 1,760,000 shares of 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series C Preferred Shares”), par value $0.01 per share (the “Reclassification”), and has authorized the issuance of such shares (the “Reclassified Shares”).

SECOND: The Reclassification increases: (i) the number of shares classified as Series A Preferred Shares from 2,760,000 shares immediately prior to the Reclassification to 4,760,000 shares immediately after the Reclassification, (ii) the number of shares classified as Series B Preferred Shares from 2,300,000 shares immediately prior to the Reclassification to 4,300,000 shares immediately after the Reclassification and (iii) the number of shares classified as Series C Preferred Shares per share, from 1,840,000 shares immediately prior to the Reclassification to 3,600,000 shares immediately after the Reclassification. The Reclassification decreases the number of unclassified preferred shares of beneficial interest, par value $0.01 per share, from 18,100,000 shares immediately prior to the Reclassification to 12,340,000 shares immediately after the Reclassification.

THIRD: The respective preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and term and conditions of redemption (the “Rights and Powers”) of the Reclassified Shares shall be those Rights and Powers described in the Declaration of Trust such that:

(a) The 2,000,000 unclassified preferred shares of beneficial interest of the Trust reclassified as 2,000,000 shares of Series A Preferred Shares shall have the Rights and Powers designated in the Declaration of Trust to the Series A Preferred Shares;

(b) The 2,000,000 unclassified preferred shares of beneficial interest of the Trust reclassified as 2,000,000 shares of Series B Preferred Shares shall have the Rights and Powers designated in the Declaration of Trust to the Series B Preferred Shares; and

(c) The 1,760,000 unclassified preferred shares of beneficial interest of the Trust reclassified as 1,760,000 shares of Series C Preferred Shares shall have the Rights and Powers designated in the Declaration of Trust to the Series C Preferred Shares.

FOURTH: These Articles Supplementary shall be effective at the time the MSDAT accepts these Articles of Supplementary for record.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Financial Officer and Treasurer and attested by its Secretary on this 21st day of May, 2012.

ATTEST: RAIT FINANCIAL TRUST

/s/ Raphael Licht	By:	/s/ Jack E. Salmon

Name: Raphael Licht	Name: Jack E. Salmon
Title: Secretary	Title: Chief Financial Officer and Treasurer

THE UNDERSIGNED, Chief Financial Officer and Treasurer of RAIT Financial Trust, who executed on behalf of the Trust the Articles of Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of the Trust the foregoing Articles Supplementary to be the act of said Trust and hereby certified that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

/s/ Jack E. Salmon

Jack E. Salmon
Chief Financial Officer and Treasurer